EXHIBIT 99.1

Lakeshore Acquisition III Corp. Prices $60 Million Initial Public Offering

New York, New York – April 29, 2025 – Lakeshore Acquisition III Corp, a blank check company incorporated in the Cayman Islands as an exempted company (the “Company”), today announced the pricing of its initial public offering (“IPO”) of 6,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share and one right to receive one-sixth (1/6) of one ordinary share upon the consummation of an initial business combination. The units are expected to trade on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “LCCCU” beginning April 30, 2025. The Company expects the IPO to close on May 1, 2025, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the ordinary shares and the rights are expected to be traded on Nasdaq under the symbols “LCCC” and “LCCCR,” respectively.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering. The Benchmark Company, LLC is acting as the co-manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 900,000 units at the initial public offering price to cover over-allotments, if any.

Loeb & Loeb LLP served as US legal counsel to the Company and K&L Gates LLP served as legal counsel to A.G.P./Alliance Global Partners in the offering.

A registration statement on Form S-1 relating to the securities (File No. 333-286395) was previously filed with the Securities and Exchange Commission ("SEC") and was declared effective by the SEC on April 29, 2025. This offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the prospectus may be obtained on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lakeshore Acquisition III Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for target businesses without being limited by a particular industry, the Company intends to focus on identifying a prospective target business in North America, South America, Europe, or Asia. The Company is led by Mr. Deyin (Bill) Chen, the Company’s Chief Executive Officer and Chief Financial Officer.

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Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Lakeshore Acquisition III Corp.

Bill Chen

Chief Executive Officer

+1(917) 327 - 9933

bchen65@126.com

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